UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

Steel Connect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Midway Lane, Smyrna, Tennessee		37167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1276

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 29, 2020, Steel Connect, Inc. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq approved the Company’s application to transfer from the Nasdaq Global Select Market to the Nasdaq Capital Market, effective December 29, 2020, the listing of both its common stock, par value $0.01 per share (“Common Stock”), and rights to purchase Series D junior participating preferred stock, which were distributed in connection with the Company’s tax benefit preservation plan upon its entry and are attached to newly-issued Common Stock. As a result of the transfer, the Company is no longer subject to certain quantitative requirements of the Nasdaq Global Select Market and is now subject to those of the Nasdaq Capital Market. This transfer does not affect the trading of the Company’s Common Stock, which will continue to trade on Nasdaq under the symbol “STCN.”

Additionally, as a result of the transfer, the Company will have an additional 180 calendar days, or until June 28, 2021, to regain compliance with Nasdaq’s minimum bid price rule, the deficiency of which the Company previously disclosed. For more information, see “Part I, Item 1A. Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2020, filed on September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 29, 2020	Steel Connect, Inc.

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer